EXHIBIT 99.3

                                POWER OF ATTORNEY


           The undersigned, General Electric Company, a New York corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

                               Kathryn A. Cassidy         Barbara J. Gould
                               Peter J. Muniz             Robert L. Lewis
                               Leon E. Roday              Ronald Herman
                               Frank Ertl                 Wendy E. Ormond
                               Ward Bobitz                Amy Fisher
                               Patricia Merrill           Mark F. Mylon
                               Michael A. Gaudino         Ricardo Silva
                               Nelson Gonzalez            Michael E. Pralle
                               Preston Abbott             Mark D. Kaplow
                               Barbara Lane               Kevin Korsh
                               Joseph E. Parsons
                               James Ungari
                               Stewart Koenigsberg
                               John L. Flannery


           Each Attorney shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by General Electric Capital Services, Inc., General Electric Capital Corporation or any of their subsidiaries.

           And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.


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           Unless sooner revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on November 15, 2004.

           This Power of Attorney supersedes in its entirety the Power of Attorney granted by the Corporation on March 12, 2002 that was scheduled to expire on March 31, 2004.

           IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 16th day of December, 2003.

                                           General Electric Company


           (Corporate Seal)                By:  /s/ Philip D. Ameen
                                              ----------------------------------
                                               Philip D. Ameen, Vice President


Attest:


   /s/ Robert E. Healing
---------------------------------------
Robert E. Healing, Attesting Secretary




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